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                                                        EXHIBIT 10 (xi)



                                  BORDEN, INC.

                      SUPPLEMENTAL BENEFIT TRUST AGREEMENT


THIS TRUST AGREEMENT, as amended through December 9, 1993, by and between BORDEN, INC., a corporation organized and existing under the laws of the State of New Jersey (the "Corporation") and WACHOVIA BANK OF NORTH CAROLINA, N.A., a national banking association organized and existing under the laws of the United States (the "Trustee").


                                  WITNESSETH:


WHEREAS, the Corporation has established various supplemental benefit plans for the benefit of certain employees of the Corporation; and

WHEREAS, the Corporation desires to establish a trust (the "Trust") under this Trust Agreement to aid it in meeting its obligations under certain of these Plans (such plans being set forth on Exhibits A, B and C hereto as amended from time to time and referred to herein collectively as "Plans" and singly as a "Plan"), and

WHEREAS, the Trust is intended to be a "grantor trust" with the corpus and income thereof treated as assets and income of the Corporation for federal income tax purposes under the Internal Revenue Code of 1986, as amended; and

WHEREAS, the Corporation intends that the existence of the Trust shall not alter the characterization of said Plans as unfunded plans for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and shall not be construed to provide income to any participant or beneficiary under the Plans prior to actual payment of benefits thereunder;

NOW, THEREFORE, the Corporation and the Trustee agree as follows:
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                                   ARTICLE I

                        Establishment of Trust and Plans
                        --------------------------------


1.1 The Corporation hereby establishes the Trust with the Trustee consisting of such sums of money and such property acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee. All such money and property, all investments made therewith and proceeds thereof, less the payments or other distributions which, at the time of reference, shall have been made by the Trustee, as authorized herein, shall be held by the Trustee in trust for the purpose of paying benefits to participants under the Plans, in accordance with the provisions of this Trust Agreement and shall at all times be subject to the claims of general creditors of the Corporation as provided in Article VIII.

1.2 The Corporation has heretofore established the Plans listed on Exhibits A, B, and C. The Plans were established in order to provide certain employees, as well as their beneficiaries, with certain forms of compensation and other benefits. Prior to a Change in Control (but not after a Change in Control), the Corporation may, from time to time, add to or delete from the list of Plans on Exhibit A, B, or C that are covered by this Trust Agreement.

1.3 Certain Plans of the Corporation are identified in Paragraph 1 of Exhibit B hereto (hereinafter referred to as "Exhibit B Plans") as well as on Exhibits A and C. In the event any stock of the Corporation is contributed to the Trust for the purpose of funding distributions under one or more Exhibit B plans, the provisions set forth in Exhibit B shall (in the event of any conflict) supersede the provisions otherwise set forth in this Trust Agreement. Except to the extent of any such conflict, however, all provisions of this Trust Agreement shall apply to Exhibit B Plans.

1.4 The Trust is revocable by the Corporation until such time as a Change in Control occurs, at which time the Trust shall become irrevocable. Prior to the occurrence of a Change in Control, the Corporation reserves the power to alter, amend, revoke, or annul the Trust or this Trust Agreement. After the occurrence of a Change in Control, the Corporation shall not have the power to alter, amend, revoke or annul the Trust or this Trust Agreement. After the occurrence of a Change in Control, (i) the assets of the Trust shall be held for the exclusive purpose of providing benefits to Participants and their beneficiaries under the Plans and defraying expenses of this Trust in accordance with the provisions of this Trust Agreement and (ii) except as provided in Article VII or VIII, no part of the property held in Trust shall be recoverable by or for the Corporation.





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1.5      It is intended that the Corporation shall be treated as the owner of the assets of the Trust pursuant to Sections 671-679 of the Internal Revenue Code of 1986, as amended, and the terms of this Trust Agreement shall be so construed. Furthermore, it is intended that distributions from the Trust to a Participant shall be deductible by the Corporation to the same extent, at the same time, and in the same manner as if made directly by the Corporation.

1.6 The Trustee hereby represents that a "Chinese Wall", as that term is commonly understood in the banking community, exists between its trust department and its banking department and accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein.


                                   ARTICLE II

                                  Definitions
                                  -----------

2.1 Unless the context of the Trust Agreement otherwise requires or unless otherwise defined herein, the terms defined in the Plans shall have the same meaning when used herein as the meanings given to those terms in the Plans.

         (a) The term "Benefit" shall mean any benefit payable to a Participant under a Plan.

         (b) The term "Change in Control" shall mean the occurrence of one of the following events:

                 (1) When any "person" (as such term is used in sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing 20 percent or more of the combined voting power of the Corporation's then outstanding securities; or

                 (2) When there is an election of persons constituting 30 percent or more of the total membership of the Board of Directors who had not been recommended for such election by the immediately preceding Board of Directors or its nominating committee; or

                 (3) When the shareholders of the Corporation approve a merger, consolidation, sale, or disposition of all or substantially all of the assets of the Corporation or a plan of partial or complete liquidation.





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         (c)     The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (d) The term "Exchange Act" shall mean the Securities Exchange Act of 1934.

         (e) The term "Insolvent" shall mean the condition of the Corporation in the event that it either is unable to pay its debts as they come due or is subject to a pending proceeding as a debtor under the federal Bankruptcy Code.

         (f) The term "Participant" shall mean an employee of the Corporation, or any beneficiary of such an employee, who becomes entitled to receive Benefits under a Plan.

         (g) The term "Payment Schedule" shall mean the list of Participants who are eligible for Benefits and the amount of, or the method of calculating such Benefits.

         (h) The term "Required Funding Amount" shall mean the amount determined pursuant to the provisions of Section 3.4 to fund the obligations of the Corporation under the plans.

         (i) The term "Separate Account" shall mean any account established with respect to a Plan in accordance with the provisions of
                 Section 3.3.

         (j) The term "Trust Assets" shall mean all property held by the Trustee pursuant to the terms of this Trust Agreement.

         (k) The term "Trust Fund" shall mean all assets held by the Trustee in accordance with the terms and provisions of this Trust Agreement.

         (l) The term "Valuation Date" shall mean the last business day of each calendar year quarter.

2.2 Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the masculine to include the feminine, and the feminine to include the masculine.





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                                  ARTICLE III

             General Duties of Parties; Contributions and Accounts
             -----------------------------------------------------


3.1 The Corporation shall provide the Trustee with a copy of each of the Plans and any amendments to such Plans.

3.2 Except as hereinafter provided, the Corporation may make contributions to the Trust from time to time as it shall determine in its sole discretion; provided, however, that the Corporation shall be required to contribute the Required Funding amount as required for those Plans listed in Exhibits A & B as soon as practicable but in any event within 30 days following a Change in Control. If the Corporation fails to contribute the Required Funding Amount upon the occurrence of a Change in Control, the Trustee is empowered (but not required) to bring suit against the Corporation to require specific performance of such obligation to contribute. If the Trustee fails to bring suit within a reasonable period, any Participant may bring suit in the name of the Trustee against the Corporation for such specific performance.

3.3 The Trustee shall establish and maintain a Separate Account for each Plan and, if deemed appropriate, separate sub-accounts for each Participant pursuant to directions received from the Corporation which shall be made in accordance with the provisions of each Plan and in a manner consistent with the provisions of Section 3.4. The Trustee shall allocate contributions received from the Corporation among such Separate Accounts and sub-accounts pursuant to directions of the Corporation; provided, however, that if the Corporation makes contributions to the Plans due to a Change in Control, such allocations shall be based upon the calculations made with respect to each Plan for purposes of determining the Required Funding Amount under Section 3.4.

3.4 As of each Valuation Date after a Change in Control with respect to which the Corporation contributes the Required Funding Amount, the Trustee shall determine if the Trust Assets as of such date are less than the Required Funding Amount as of such date utilizing guidelines set forth on Exhibit D. As of each such Valuation Date the Required Funding Amount shall be the amount determined by the Trustee as required to fund the Payment Schedule with respect to each of the Plans listed in Exhibit A and B as well as an amount deemed to be appropriate by the Trustee, after consultation with the Corporation, to pay for the expenses and compensation of the Trustee in connection with the administration of the Trust. If such Trust Assets are less than the Required Funding Amount, the Corporation shall contribute to the Trust the amount by which the Required Funding Amount exceeds the value of the Trust Assets. Any such additional contributions shall be allocated to the Plans based upon the portion of the





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         Required Funding Amount applicable to each Plan.

3.5 If the Corporation by resolution of its Board of Directors in the event of a Change in Control, decides to fund in this Trust the Plans listed in Exhibit C, then the provisions of Sections 3.2 and 3.4 above shall include Exhibit C wherever Exhibits A & B are mentioned.

3.6 The Corporation shall provide the Trustee with information concerning Participants and the Benefits to which they are eligible. The Trustee may engage an insurance company, a third-party administrator, or other agent, including the Corporation, to administer the payment of Benefits. The Trustee may also engage an actuary in conjunction with its duties to determine the Required Funding Amount or any other of its responsibilities hereunder.

3.7 The Trustee may hold, invest and reinvest the Separate Accounts and sub-accounts as a consolidated single fund. The Trust Fund shall be valued by the Trustee as of each Valuation Date at current market values, as determined by the Trustee. Such valuation shall reflect cash contributions, income of the Trust Fund, gains or losses (including gains or losses not yet realized), distributions and expenses incurred following the preceding quarter. The amount of any net increase or decrease in the value of the Trust Fund shall be allocated among Separate Accounts in accordance with their respective balances as of the preceding Valuation Date reduced by any Benefit payments charged to such Separate Accounts since the preceding Valuation Date. The Trustee shall maintain the record of the value of each Separate Account and sub-account based on the aggregate amount of the Trust Fund and the information provided by the Corporation as to its contributions and allocations with respect to each Separate Account and sub-account.


                                   ARTICLE IV

                         Distributions from Trust Fund
                         -----------------------------

4.1 Prior to a Change in Control, distributions from the Trust Fund shall be made by the Trustee to the Participants at the direction of the Corporation. To the maximum extent permitted by applicable law, the Trustee shall be fully protected in making such distributions, provided that any amount so paid at any time shall not exceed the amount then in the Participant's sub-account. Any amounts so paid shall be reduced by the amount of income tax withholding required by law. In making such withholdings the Trustee may rely on the rates provided by the Corporation in any Payment Schedule and shall forward without delay the amounts withheld to the Corporation who shall pay such amounts to the





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         appropriate governmental authorities.  Notwithstanding the provisions of this Trust, the Corporation shall remain obligated to pay the Benefits under the Plans. To the extent the amount in a Participant's sub-account is not sufficient to pay any Benefit when due, the Corporation shall pay any remaining Benefit due a Participant directly. Nothing in this Trust Agreement shall relieve the Corporation of its liabilities to pay Benefits except to the extent such liabilities are met by application of Trust Assets.

4.2 Prior to a Change in Control, the Corporation shall deliver a Payment Schedule to the Trustee which the Corporation shall update from time to time. After a Change in Control the Trustee shall pay Benefits in accordance with the most recent Payment Schedule delivered to it prior to the Change in Control.

4.3 Following a Change in Control, a Participant who believes that he or she is entitled to a Benefit under a Plan may apply in writing directly to the Trustee for payment of such Benefit. Such application shall advise the Trustee of the circumstances which entitle such Participant to payment of such Benefit. The Trustee shall, in such case, reach its own independent determination as to the Participant's entitlement of Benefit, even though the Trustee may be informed from another source (including the Corporation) that payments are not due under a Plan or the a distribution should no be made. If the Trustee so desires, it may, in its sole discretion, make such additional inquiries and/or take such additional measures as it deems necessary in order to enable it to determine whether a Benefit is due and payable, including, but not limited to, interviewing appropriate persons, requesting affidavits, soliciting oral or written testimony under oath, or holding a hearing or other proceeding, provided, however, that if the application is for monies due under a written employment agreement the Trustee shall endeavor to make its determination as to entitlement within thirty (30) days after its receipt of such application. If such determination and payment are not made within thirty (30) days, and if such application is supported by a sworn affidavit of entitlement setting forth facts which on their face would support such an entitlement, and if the application is accompanied by the Participant's promise to repay any monies finally determined not to be due the Participant, then the Trustee shall make such payment within thirty (30) days after its receipt of the application and shall thereafter continue such payments as are claimed due until a final determination of non-entitlement is made. The Trustee may engage its own counsel or other experts to assist it in making determinations under this Trust Agreement. The cost of such counsel or other expert assistance, and any other costs reasonably incurred by the Trustee in making its determination, shall be borne by the Corporation. If the Corporation fails to pay any such costs when due, the Trustee may use the assets of the Trust Fund to pay such costs and the Corporation shall reimburse the Trust Fund for such payments.





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         The Trustee shall not be liable to the Trust or the Corporation for any payments made pursuant to this section based on its independent determinations pursued with reasonable diligence nor shall it be liable for the failure of a Participant to repay monies paid prior to its independent determination where such payments are made pursuant to the provisions of this section.

4.4      Notwithstanding any other provision of this Trust Agreement other than
         Article VIII, if any amounts held in the Trust Fund are found in a "determination" (within the meaning of Section 1313(a) of the Code) to have been includible in gross income of a Participant prior to payment of such amounts from the Trust, the Trustee shall, as soon as practicable, pay such amounts to such Participant and charge the Participant's sub-account accordingly. For purposes of this Section 4.4, the Trustee shall be entitled to rely on an affidavit by a Participant and a copy of the determination to the effect that a determination described in the preceding sentence has occurred.


                                   ARTICLE V

                  Investment and  Administration of Trust Fund
                  --------------------------------------------

5.1 The Trustee shall invest and reinvest the Trust Fund, without distinction as to principal and income, in a manner consistent with an investment policy and guideline that it shall invest the Trust Fund in a fashion which has the primary priority of preservation of principal and liquidity of the Trust Fund and, second, to the extent consistent with these goals, which maximizes the income of the Trust Fund. The Trustee is expressly authorized to invest the Trust Fund or any portion thereof in short-term money market instruments, including deposits with itself and/or United States Treasury or Agency obligations as it may deem, in its discretion, appropriate to implement said investment policy and guideline, notwithstanding any other investment provisions contained herein. The Trustee shall have the sole power and responsibility for the investment and reinvestment of the Trust Fund. The Trustee is authorized to invest and reinvest the Trust Fund in stocks, both common and preferred, bonds, notes, debentures, mortgages, equipment lease certificates, registered investment company stock, real estate investment trusts, common trust funds of which it is the trustee, certificates of deposit, banker's acceptances, obligations of the United States Government, its agencies and authorities, or of any state or local governmental authority or agency, or in any other kind of investment, without regard to whether or not such investment is an authorized or appropriate investment for trustees under any state laws applicable hereto. The Trustee may hold uninvested such cash as it considers to be required for current expenditures. The Trustee may register, hold, or retain any real or personal property, investments or instruments, or certificates





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
         representing same (including, without limitation, stocks, bonds or other securities) in its own name or in the name of its nominee, or may keep same unregistered and may retain same in such condition that title or interest may pass by delivery.

         Notwithstanding the foregoing provisions of this Section 5.1 prior to a Change in Control, the Corporation may from time to time appoint and designate in a writing delivered to the Trustee one or more (i) investment managers to manage the investment of all or any part of the Trust Assets, or (ii) insurance companies and/or contracts with or under which Trust Assets may be deposited. Any contributions in kind during such a period shall be held by the Trustee without a duty to maximize income on that portion of the Trust Assets. Upon the occurrence of a Change in Control, the Trustee shall have the sole investment responsibility of the Trust Assets and any appointment of an investment manager theretofore shall be considered terminated.

5.2 The Trustee shall be entitled to such compensation and fees for its services under this Trust Agreement as shall be set forth in its regular schedule of compensation and fees for trust services in effect at the time such compensation or fee is payable unless the Corporation and Trustee otherwise agree. Such compensation, fees and reimbursement shall be paid to the Trustee by the Corporation directly; but if the Corporation shall fail to do so, the Trustee shall be entitled to withdraw all amounts to which it is entitled from the Trust Fund, to the extent the Trust Fund is sufficient, and to the extent the Trust Fund is not sufficient, the additional amounts due shall constitute a lien against the Trust Fund. If the Trustee is paid from the Trust Fund, the Corporation shall reimburse the Trust Fund for any such payments.

5.3 The Trustee shall accept for deposit in the Trust Fund all contributions made by the Corporation under this Trust Agreement and shall promptly acknowledge receipt of same. Prior to a Change in Control the Trustee shall have no responsibility to determine or to question the accuracy or correctness of any amounts so contributed and shall have no responsibility or liability for any failure of the Corporation to make contributions to the Trust Fund or any insufficiency of assets in the Trust Fund to pay Benefits when due.

5.4 In addition to the powers elsewhere conferred upon the Trustee under this Trust Agreement, the Trustee shall have the power and authority to:

         (a) Sell, transfer, mortgage, pledge, lease or otherwise dispose of, or grant options with respect to, all or any portion of the Trust Fund assets at public or private sale;

         (b) Borrow funds to the extent temporarily required to make any payment or investment authorized by this Trust Agreement;





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         (c)     Except as provided in Section 5.5, exercise all rights of
                 ownership with respect to all stocks, securities and other property owned by the Trust, including, without limitation, the power and authority to exercise voting rights, to participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions, and to exercise any options, subscription rights and conversion privileges;

         (d) Perform all acts which the Trustee shall deem necessary or appropriate to perform its duties and discharge its responsibilities under this Trust Agreement.

5.5 Notwithstanding any other provision contained herein, in the event that the Trust Fund is invested in stock of the Corporation which is allocated to sub-accounts of Participants, prior to each annual or special meeting, the Corporation shall cause to be sent to each Participant whose sub-account is so credited, a copy of the proxy solicitation material therefore, together with a form requesting that each Participant give to the Trustee his confidential instructions with respect to the manner in which such shares of stock of the Corporation as are credited to his sub-account shall be voted by the Trustee. Upon receipt of such instructions, the Trustee shall vote the shares as instructed. Instructions received from individual Participants by the Trustee shall be held in the strictest confidence, shall not be divulged or released to any other person, including officers or employees of the Corporation. The Trustee shall not vote stock of the Corporation so allocated with respect to which it does not receive instructions. As of each Valuation Date and each date of record for any annual or special Corporation shareholder meeting, the Trustee shall report to the Corporation any Corporation stock holdings allocated to any sub-accounts.

5.6 The Trustee shall keep accurate and detailed accounts and records of all investments, receipts and disbursements, and other transactions of the Trust. All accounts, books and records of the Trust shall be open, at all reasonable times, to inspection or audit by Participants and by any person designated by the Corporation.

5.7 The Trustee shall furnish to the Corporation within 60 days after each valuation, and in the event the Trust is terminated or a successor Trustee is appointed, within 60 days after such event, and at such other times as may be requested by the Corporation a statement of transactions which sets forth all opening and closing balances, purchases, sales, receipts, disbursements and other transactions involving the Trust since the date of the last statement of transactions of the Trustee (or covering such other period as may be specified by the Corporation). Such statement of transactions shall contain an exact description and the cost shown on the books of the Trust and the fair market value as of the date shown on the books of the Trust and the fair market value as of the date of the





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         statement of transactions, of all assets of the Trust.

5.8 The Trustee may consult with any legal counsel, including counsel to the Trustee, and (except following a Change in Control) counsel to the Corporation, with respect to the construction of this Trust Agreement, its duties hereunder, or any act which it proposes to take or omit, and shall not be liable for any action taken or omitted in good faith pursuant to such advice. Expenses of such counsel shall be deemed to be expenses of management and administration of the Trust.

5.9 The Corporation shall certify to the Trustee the name or names of any person or persons authorized to act for the Corporation. Such certification shall be signed by an appropriate officer. Until the Corporation notifies the Trustee, in a similarly signed notice, that any such person is no longer authorized to act for the Corporation, the Trustee may continue to rely upon the authority of such person.

         The Trustee may rely upon any certificate, notice or direction of the Corporation which the Trustee reasonably believes to have been signed by a duly authorized officer or agent of the Corporation.

         Communications to the Trustee shall be sent in writing to the Trustee's office at 301 North Main Street, Winston-Salem, North Carolina 27150 or to such other address as the Trustee may specify. No communication shall be binding upon the Trustee until it is received by the Trustee and unless it is in writing and signed by an authorized person.

         Communications to the Corporation shall be sent in writing to the Corporation's principal office at 277 Park Avenue, New York, New York 10172 Attn: Corporate Secretary, or to such other address as the Corporation may specify. No communication shall be binding upon the Corporation until it is received by the Corporation.

5.10 The Corporation at any time may employ as agent (to perform any act, keep any records or accounts, or make any computations required of the Corporation by this Trust Agreement or the Plans) the corporation or association serving as Trustee hereunder. Nothing done by said corporation or association as such agent shall affect its responsibilities or liability as Trustee hereunder.


                                   ARTICLE VI

                       Resignation and Removal of Trustee
                       ----------------------------------

6.1 The Trustee may resign upon 90 days' prior written notice to the Corporation,





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         except that any such resignation shall not be effective until the Corporation has appointed in writing a successor trustee, which must be a bank or trust company, acceptable to both the Trustee and the Corporation, and such successor has accepted the appointment in writing. The Corporation shall make a good faith effort, following receipt of notice of resignation from the Trustee, to find and appoint a successor trustee who will adhere to the obligations imposed on such successor under the terms of this Trust Agreement, and in particular, but without limitation, the obligation to exercise judgement independent of the Corporation in the circumstances described in
         Section 4.3, and the Trustee shall condition its acceptance of such successor on the obtaining from such successor of a written statement that (i) the successor has read the Trust Agreement and understands its obligations thereunder, and (ii) that a "Chinese Wall", as that term is commonly understood in the banking community, exists between the successor's trust department and its banking department.

6.2 Subject to the provisions of Section 6.1 and the following paragraph, the Corporation may remove the Trustee upon 90 days' prior written notice to the Trustee, except that any such removal shall not be effective until (i) the close of such notice period, (ii) delivery by the Corporation to the Trustee of an instrument in writing appointing a successor trustee, which must be a bank or trust company, and (iii) the acceptance of such appointment in writing executed by such successor.

         Following a Change in Control, the Trustee may be removed by the Corporation, subject to the foregoing provisions, only with the written consent of a majority of Participants who, at the time such removal is sought, are listed on the Payment Schedule. Upon its receipt by the Trustee of a written notice of removal, the Trustee shall be responsible for securing such consents in a timely fashion and, unless ordered by a court of a competent jurisdiction, shall not reveal to the Corporation or to any other person any information concerning such consents, except whether the required majority has been achieved. Any notice sent to Participants by the Trustee canvassing the Participants as to their consent to removal of the Trustee, shall include (i) the name and address of the proposed successor, (ii) an acknowledgement that the successor has read the Trust Agreement and understands its obligations thereunder, and (iii) that a "Chinese Wall", as that term is commonly understood in the banking community, exists between the successor's trust department and its banking department.

6.3 All of the provisions set forth herein with respect to the Trustee shall relate to each successor with the same force and effect as if such successor had been originally names as the Trustee hereunder.





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
6.4 Upon the resignation or removal of the Trustee and appointment of a successor, the Trustee shall transfer and deliver the Trust Fund to such successor. Following the effective date of the appointment of the successor, the Trustee's responsibility hereunder shall be limited to managing the assets in its possession and transferring such assets to the successor, and settling its final account. Neither the Trustee nor the successor shall be liable for the acts of the other.


                                  ARTICLE VII

                       Duration and Termination of Trust
                       ---------------------------------


7.1 The Trust shall continue until all Benefits under the Plans have been paid. After all such Benefits have been paid, the Trust shall terminate.

7.2 If the Trust terminates pursuant to the provisions of Section 7.1, the Trustee shall liquidate the Trust Fund and, after its final account has been settled, shall distribute to the Corporation the net balance of any assets of the Trust remaining after all Benefits and expenses have been paid. Upon making such distribution, the Trustee shall be relieved from all further liability. The powers of the Trustee hereunder shall continue so long as any assets of the Trust Fund remain in its hands.


                                  ARTICLE VIII

                       Claims of Corporation's Creditors
                       ---------------------------------


8.1 In the event that the Corporation becomes Insolvent, the assets of the Trust shall be held for the benefit of the general creditors of the Corporation (hereinafter referred to as "Bankruptcy Creditors"). The Corporation, by its chief executive officer and its Board of Directors, shall promptly notify the Trustee in the event that the Corporation becomes Insolvent.

8.2 If at any time the Corporation or a person claiming to be a creditor or the Corporation alleges in writing to the Trustee that the Corporation has become Insolvent, the Trustee shall within 30 days independently determine whether the Corporation is Insolvent and, pending such determination, the Trustee shall discontinue payments of Benefits under the Plans and this Trust Agreement, and shall hold the Trust Fund for the benefit of Bankruptcy Creditors. The Trustee shall resume payments of Benefits under the Plans and this Trust Agreement only after the Trustee has determined that the Corporation is not Insolvent (or is no longer Insolvent, if the Trustee initially determined that the Corporation to be Insolvent) or upon receipt of an order of a court of competent jurisdiction requiring such payments. In determining whether the Corporation is Insolvent, the Trustee may rely conclusively upon, and shall be protected in relying upon, court records showing that the Corporation is Insolvent, or a current report or statement from a nationally recognized credit reporting agency showing that the Corporation is Insolvent. The Trustee shall have no duty or obligation to ascertain whether the Corporation is Insolvent unless and until it receives a writing that the Corporation is Insolvent as described in the first sentence of this Section 8.2.

         If the Trustee determines that the Corporation is Insolvent, the Trustee shall as soon as practicable thereafter invest all of the assets of the Trust Fund in short-term federal government securities or in a common fund invested in such securities. The Trustee shall hold the Trust Fund for the benefit of the Corporation's Bankruptcy Creditors, and shall disburse assets from the Trust Fund only to satisfy such claims as a court of competent jurisdiction shall direct.

         If the Trustee discontinues payment of Benefits pursuant to the first paragraph of this Section 8.2 and subsequently resumes such payments, the first payment to a Participant following such discontinuance shall include an aggregate amount equal to the differences between the payments which would have been made to such Participant under this Trust Agreement but for this Section 8.2 and the aggregate payments actually made to such Participant by the Corporation pursuant to the Plans during any such period of discontinuance, plus interest on such amount at a rate equivalent to the net rate of return earned by the Trust Fund during the period of such discontinuance. In the event that upon resumption of payments pursuant to the preceding sentence the assets of the Trust Fund are insufficient to pay Benefits in full, including Benefit payments discontinued under this paragraph, Benefit payments to Participants shall be prorated so as to equitably apportion assets of the Trust among all affected Participants.

8.3 In the event that an amount is paid from the Trust Fund to Bankruptcy Creditors of the Corporation, the Trustee shall demand that the Corporation deposit into the Trust Fund a sum equal to the amount paid by the Trust Fund to such Bankruptcy Creditors and, if such payment is not made within 90 days of such demand the Trustee shall take such action as it deems prudent or advisable to recover payment.

                                   ARTICLE IX

                                 Miscellaneous
                                 -------------


9.1 The Corporation acknowledges and agrees that it is the owner of the Trust for income tax purposes and that, as such, all income, deductions and credits of the Trust Fund belong to the Corporation and shall be included in the Corporation's income tax returns. However, except as necessary to satisfy the obligation upon a distribution to withhold taxes and to pay over such withheld amounts to the appropriate taxing authorities, neither the Corporation nor the Trust shall have any obligation or liability for the payment of any income, estate, gift, or employment taxes payable by a Participant, or the estate of a Participant, with respect to Benefits or a sub- account maintained with respect to such benefits.

9.2 Nothing contained in this Trust Agreement shall modify, or be interpreted or construed to modify, the terms of any of the Plans.

9.3 This Trust is created and accepted in the State of North Carolina; and all questions pertaining to the validity or construction of this Trust Agreement and the acts and transactions of the parties hereto and their respective successors shall be determined in accordance with the laws of such state, except as to matters governed by federal law.

9.4 Nothing contained in this Trust Agreement shall create, or be construed or interpreted to create, any new or additional obligations on the part of the Corporation to retain any person in its employ or interfere in any way with the right of the Corporation to discharge any employee.

9.5 After a Change in Control, any dispute between a Participant and or the Corporation and the Trustee with respect to the interpretation or application of the provisions of this Trust Agreement regarding amounts payable from the Trust under a Plan shall be determined exclusively by binding arbitration in the city in which the principal office of the Trustee is located in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Corporation and in the event that the Corporation refuses to so pay, the Trustee shall pay such fees and expenses as an expense of the Trust.

9.6 If any Participant to whom a benefit is payable under a Plan is unable to care for his affairs because of illness or accident, any payment due from the Trust (unless prior claims therefore shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, adult child, brother, or sister of the Participant, or any other individual in accordance with the terms of such Plan.

9.7 In the event that any provision of this Trust Agreement be determined by a court of competent jurisdiction to be unlawful or unenforceable, such determination shall not adversely affect the remaining provisions of this Trust Agreement, or the application of the remaining provisions, unless it shall make impossible the maintenance or operation of the Trust for its intended purposes. To the extent any provision of this Trust Agreement is determined to be unlawful or unenforceable, this Trust Agreement shall be construed to be carried out to the fullest extent possible in a lawful and enforceable manner.

9.8 Corporation contributions to the Trust shall not constitute, or be deemed to be, salary or wages due Participants.

9.9 No contributions to the Trust Fund, and no Separate Account or sub-account under the Trust Fund, shall be subject, in any manner, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge by, or with respect to, a Participant, and any attempt to do so shall be void; nor shall any such contributions, Separate Account, or sub-account be, in any manner, liable for or subject to the debts, contracts, liabilities, engagements or torts of any Participant.

9.10 This Trust Agreement may be executed in any number of counterparts, each of which shall be considered an original; and said counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Corporation and the Trustee have entered into this Trust Agreement as of the date first above written.



BORDEN, INC. ("Corporation")

By  S/S  Allan L. Miller             Title:  Senior V.P. - Chief Administrative Officer
    ----------------------------             -------------------------------------------

And S/S James A. King                Title:  Asst. General Counsel
    ---------------------------              -------------------------


WACHOVIA BANK OF NORTH CAROLINA, N.A.  ("Trustee")

By  S/S  Joe O. Long                 Title:  Senior Vice President
    -------------------------                -------------------------

And                                  Title:
    -----------------------------            -------------------------

SBTA93

                                   EXHIBIT A


                    Plans Covered:  (Reference Section 1.2)



          1. Borden, Inc. Executives Excess Benefits Plan. All benefits under the Plan.

          2. Borden, Inc. Executives Supplemental Pension Plan. All benefits under the Plan.

          3. Borden, Inc. Executive Family Survivor Protection Plan. All benefits under the Plan.

          4.     Borden, Inc. 1989 Management Incentive Plan*

          5.     Borden, Inc. 1984 Management Incentive Plan*

          6.     Borden, Inc. Profit Center Management Incentive Plan*

          7.     Borden, Inc. Corporate Staff Incentive Plan*

          8. Written contractual agreements entered into at the time of hire of senior executies to supplement either pension or saving plan benefits beyond that provided for in the Borden, Inc. Executives Excess Benefits Plan or the Borden, Inc. Executives Supplemental Pension Plan.





         *Numbers 4 through 7 above only to the extent of awards granted and deferred in the form of phantom shares or actual shares of Borden, Inc.

                                   EXHIBIT B



1. The Plans of the Corporation that shall constitute Exhibit B Plans are as follows:

                 Borden, Inc. 1989 Management Incentive Plan,
                 Borden, Inc. 1984 Management Incentive Plan,
                 Borden, Inc. Profit Center Management Incentive Plan,
                 Borden, Inc. Corporate Staff Incentive Plan, and
                 Borden, Inc. Executive Supplemental Pension Plan, but only to the extent that shares of common stock of the Corporation are to be provided as Supplementary Company contributions under
                 Section 3.2(a) of the Plan.


2. Notwithstanding any language in Article VIII to the contrary, any stock of the Corporation held as a Trust Asset for the purpose of funding distributions under one or more Exhibit B Plans shall, as of the date such distribution is to be made to a Participant under said Plan and from thence forward, be held for the sole benefit of the Participant, legal and equitable title to such stock shall pass to the Participant and such stock shall not be subject to the claims of any creditor of the Company, unless (i) the events described in Sections
         8.1 or 8.2 of the Trust Agreement shall have occurred prior to the date of the proposed distributions, and (ii) the Corporation's Insolvency or the Trustee's determination of the Corporation's status (as the case may be) shall be continuing as of the date of the proposed distribution; provided, however, that any such distributions shall be subject to reduction by the amount of income tax withholding required by law. Promptly after such date the Trustee shall distribute such stock to the Participant, reduced as heretofore provided for income tax withholding, or, if the Participant directs, dispose of such stock in accordance with the provisions of Paragraph 4 of this Exhibit B.


3.       Notwithstanding any language to the contrary in Section 5.1, 5.4, or
         5.5 of the Trust Agreement or the instructions of any investment manager appointed pursuant to Section 5.1 of the Trust Agreement, the Trustee shall not be permitted to sell, transfer, mortgage, pledge, lease or otherwise dispose of, or grant options with respect to, any stock of the Corporation held as a Trust Asset for the purpose of funding distributions under one or more Exhibit B Plans, except as provided in Paragraph 4 of this Exhibit B.

4. Subject to the terms of the applicable Exhibit B Plan, the Trustee, if directed by the Participant, shall be permitted to sell, transfer, or otherwise dispose of the stock to which reference is made in Paragraphs 2 and 3 of this Exhibit B only on and after the date such stock would otherwise be distributed to a Participant. If the Trustee disposes of such stock, the proceeds of such sale, reduced by the amount of income tax withholding required by law, shall be promptly distributed to the Participant.

                                   EXHIBIT C


                    Plans Covered:  (Reference Section 1.2)


 9. Borden, Inc. Total Family Protection Plan, but only to the extent of providing future medical and life benefits for any retiree of the Corporation and his or her beneficiaries and for any employee (and his or her beneficiaries) eligible to retire on the date of the Change In Control and only to the extent such benefits are not already funded under the Borden, Inc. Employees Retirement Income Plan.

10. Employment Contracts and arrangements of Borden, Inc. (hereinafter, "Employment Contracts") as follows:

                 - The Core Management Arrangements dated March 15, 1988 or later for Core Management members appointed after that date.

                 -   The agreement of June 22, 1993 with  A. S. D'Amato.

                 -   The agreement of June 24, 1993 with Ervin R. Shames.

11.      The Borden, Inc. 1984 Stock Option Plan, as Amended*

12.      The Borden, Inc. 1994 Stock Option Plan, as Amended*




         *Numbers 11 and 12 above only to the extent of providing funding for Stock Appreciation Rights outstanding as of a Change in Control.

                                   EXHIBIT D


                  Funding Guidelines:  (Reference Section 3.4)



1.       Borden, Inc. Executives Excess Benefits Plan

         a. With regard to Excess Benefits as defined in Section 3.1, the following actuarial assumptions:

                 (i) The 1996 GAM Mortality Table (1983 GAM Mortality Table projected to 1996 with Scale H), blended 80% males, 20% females, and

                 (ii) An interest rate, compounded monthly, equal to the yield of the most recently issued 30-year maturity U.S. Treasury issue as of the business day on which the valuation is performed as published in the Midwest edition of the WALL STREET JOURNAL, if the valuation is not performed on a business day, the immediately preceding business day yield shall be used.

                 (iii) Commencement of benefits at the earliest permissible date as set forth in the Plan or, if later, the date as of which the valuation is performed.

         b. With regard to Excess Contributions as defined in Section 3.2, the assumption that the Excess Contributions Account is payable in a lump sum on the date as of which the valuation is performed.

2.       Borden, Inc. Executives Supplemental Pension Plan

         a.      With regard to Deferred Compensation as defined in Sections
                 1.9 and 3.2(b), the assumption that the Participant Deferred Account is payable on the date as of which the valuation is performed.

         b. With regard to Supplemental Benefits as defined in Section 3.1 and Special Supplemental Benefits described in Appendix A and Appendix B, paragraph 1, the following actuarial assumptions:

                 (i) The 1996 GAM Mortality Table (1983 GAM Mortality Table projected to 1996 with Scale H), blended 80% males, 20% females, and

                 (ii) An interest rate, compounded monthly, equal to the yield of the most recently issued 30-year maturity U.S. Treasury issue as of the business day on which the valuation is performed as published in the Midwest edition of the WALL STREET JOURNAL, if the valuation is not performed on a business day, the immediately preceding business day yield shall be used, and

                 (iii) Commencement of benefits at the earliest permissible date as set forth in the Plan or, if later, the date as of which the valuation is performed.

         c. With regard to Supplemental Company Contributions as defined in Section 3.2(a), the assumption that the Supplemental Company Contributions Account is payable in a lump sum on the date as of which the valuation is performed.

3.       Borden, Inc. Executive Family Survivor Protection Plan

         a. With regard to Lump Sum Benefits as defined in Sections 3.1(a) and 3.2(a), the following actuarial assumptions:

                 (i) The 1996 GAM Mortality Table (1983 GAM Mortality Table projected to 1996 with Scale H), blended 80% males, 20% females, and

                 (ii) An interest rate, compounded monthly, equal to the yield of the most recently issued 30-year maturity U.S. Treasury issue as of the business day on which the valuation is performed as published in the Midwest edition of the WALL STREET JOURNAL, if the valuation is not performed on a business day, the immediately preceding business day yield shall be used.

         b. With regard to Monthly Benefits as defined in Sections 3.1(b) and 3.2(b), the following actuarial assumptions:

                 (i) The 1996 GAM Mortality Table (1983 GAM Mortality Table projected to 1996 with Scale H), blended 80% males, 20% females, and

                 (ii) An interest rate, compounded monthly, equal to the yield of the most recently issued 30-year maturity U.S. Treasury issue as of the business day on which the valuation is performed as published in the Midwest edition of the WALL STREET JOURNAL, if the valuation is not performed on a business day, the immediately preceding business day yield shall be used,

                 (iii)    No re-marriage assumption,

                 (iv) Where marital status is unavailable, an assumption that medical coverage for more than only the employee implies that the employee is married, and that no medical coverage or medical coverage for the employee only implies that the employee is unmarried, and

                 (v) Where the employee is, or is assumed to be, married and spouse's birth date is unavailable, an assumption that the male of a couple is three years older than the female of the couple.

         c.      With regard to Disability Benefits as defined in Section 3.3,

                 (i) An interest rate, compounded monthly, equal to the yield of the most recently issued 30-year maturity U.S. Treasury issue as of the business day on which the valuation is performed as published in the Midwest edition of the WALL STREET JOURNAL, if the valuation is not performed on a business day, the immediately preceding business day yield shall be used, and

                 (ii) Rates of recovery and death according to the 1964 Commissioner's Disability Table, adjusted for the first year after disability based on recent experience of large insurance companies as reported in the Transactions of the Society of Actuaries.

         d.      With regard to the Survivor Accumulation Account as defined in
                 Section 3.4, the assumption that the Survivor Accumulation Account is payable in a lump sum on the date as of which the valuation is performed.

         e.      With regard to the Medical Accumulation Account as defined in
                 Section 3.4, the assumption that the Medical Accumulation Account is payable in a lump sum on the date as of which the valuation is performed.

4.-7. Incentive Plans listed in Exhibit A. The number of Borden, Inc. shares of common stock equal to the number of shares equivalents or actual shares deferred and previously granted plus, where the deferral provides for accumulation, accumulated dividends since grant.

 8. Supplements to pension or saving plan benefits. The assumptions for pension and savings plan benefits are those contained above in Section 2(b) and 2(c) respectively.

 9.      Borden, Inc. Total Family Protection Plan

         a.      With regard to Life Insurance benefits,

                 (i) The 1996 GAM Mortality Table (1983 GAM Mortality Table projected to 1996 with Scale H), blended 80% males, 20% females, and

                 (ii) An interest rate, compounded monthly, equal to the yield of the most recently issued 30-year maturity U.S. Treasury issue of the business day on which the valuation is performed as published in the Midwest edition of the WALL STREET JOURNAL, if the valuation is not performed on a business day, the immediately preceding business day yield shall be used,

         b.      With regard to Medical benefits,

                 (i) The 1996 GAM Mortality Table (1983 GAM Mortality Table projected to 1996 with Scale H), blended 80% males, 20% females, and

                 (ii) An interest rate, compounded monthly, equal to the yield of the most recently issued 30-year maturity U.S. Treasury issue as of the business day on which the valuation is performed as published in the Midwest edition of the WALL STREET JOURNAL, if the valuation is not performed on a business day, the immediately preceding business day yield shall be used.

                 (iii) Current costs based on the prior two calendar years' actual claim experience,

                 (iv) An annualized medical care trend rate of 2% in excess of the interest rate assumption and

                 (v) Where coverage is for more than only the employee and spouse's birth date is unavailable, an assumption that the male of a couple is three years older than the female of the couple.

10. Employment Contracts. In respect of persons who are parties to or beneficiaries under each Employment Contract (as defined in Exhibit
         C), the sum of the following amounts:

         a. Three Year Salary and Bonus. The sum of thirty-six times the sum of the highest monthly base salary paid to each Core member since the inception date of their Core Arrangement, plus three times the sum of the higher of the standard annual bonus or the last annual bonus awarded for the year prior to the Change in Control for each individual in the Core Management Group, plus three times the sum of the higher of the standard LTPIP allocation or the last LTPIP award for the year prior to the Change in Control for each individual in the Core Management Group.

         b. Benefits and Perquisites. Seventy percent (70%) of the base annual salary referred to in paragraph a. above.

         c. Excise Tax. The sum of a. through b. above multiplied by twenty percent (20%).

         d. Enforcement Fund. The sum of one-half the current base annual salary for all Core Management Group members as of the date of the Change in Control.

11.&12.          Stock Option Plans listed in Exhibit C.  The sum of
                 the Market Price less the option price but not less than zero of Borden, Inc. common shares for each outstanding option SAR grant multiplied by the number of option SAR's outstanding in each such grant. "Market Price" to be the average of the high
                 and low trade reported on the consolidated   network on the
                 Friday after the Change in Control.





EFSPP12.93